As filed with the Securities and Exchange Commission on January 11, 1999
                                                 Registration No. 333-38149
----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                          EXCEL COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                          75-2720091
  (State or other jurisdiction     (I.R.S. employer identification no.)
of incorporation or organization)
                         8750 North Central Expressway
                                  Suite 2000
                              Dallas, Texas 75231
                         (Address, including zip code,
                 of Registrant's principal executive offices)
                               ----------------
               Excel Communications, Inc. 1997 Stock Option Plan
          Excel Communications, Inc. 1997 Director Stock Option Plan
                           (Full title of the plan)
                               ----------------
                               Chris Kelly, Esq.
                           Director of Legal Affairs
                          Excel Communications, Inc.
                   8750 North Central Expressway, Suite 2000
                              Dallas, Texas 75231
                    (Name and address of agent for service)
                                (214) 863-8000
         (Telephone number, including area code, of agent for service)
                               ----------------
                       REMOVING SHARES FROM REGISTRATION
 ----------------------------------------------------------------------------

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                      REMOVAL OF SHARES FROM REGISTRATION

         EXCEL Communications, Inc., a Delaware Corporation (the "Company"), hereby amends this Registration Statement on Form S-8, File No. 333-38149 (the "Registration Statement"), filed in connection with the Excel Communications, Inc. 1997 Stock Option Plan and the Excel Communications, Inc. 1997 Director Stock Option Plan (collectively, the "Plans") to withdraw from registration all the shares of Common Stock, par value $.001 per share, of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plans.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 8th day of December, 1998.

                                      EXCEL COMMUNICATIONS, INC.

                                      By: /s/ Kenny A. Troutt
                                          ---------------------
                                          Name: Kenny A. Troutt
                                          Title: Chairman and Chief Executive
                                                   Officer

                 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature                             Capacity
---------                             --------


/s/ Kenny A. Troutt                   Chairman and Chief Executive
--------------------                  Officer, Director
Kenny A. Troutt                       (Principal Executive Officer)


/s/ Craig E. Holmes                   Executive Vice-President and
--------------------                  Chief Financial Officer
Craig E. Holmes                       (Principal Financial Officer and
                                      Principal Accounting Officer)

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/s/ Charles Sirois                     Director
--------------------
Charles Sirois


/s/ Stephen R. Smith                   Director
--------------------
Stephen R. Smith


/s/ Claude Seguin                      Director
--------------------
Claude Seguin


December 8, 1998


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